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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 14, 1998
                Date of earliest event reported: March 30, 1998





                         CHADMOORE WIRELESS GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Colorado                               0-20999                 84-1058165
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(State or other jurisdiction                 (Commission              (IRS Employer
     of incorporation)                       File Number)           Identification No.)



               2875 E. Patrick Lane, Suite G                          89120
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         (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:          (702) 740-5633
                                                   __________________________


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         (Former name or former address, if changed since last report.)
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements

                 None.

         (b)     Exhibits

                 None.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         (a) On December 23, 1997, Registrant concluded a private placement conducted in accordance with Regulation S ("Regulation S") of the Securities Act of 1933, as amended. In such placement Registrant sold (i) 219,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") and (ii) warrants ("Warrants") to purchase 300,000 shares of the Registrant's common stock ("Common Stock"). The offering, the terms of the Preferred Stock, the terms of conversion, and the terms of the Warrants are described in Registrant's Current Report on Form 8-K filed with the SEC on February 24, 1998. Item 9, subparagraph (a) of the Current Report filed February 24, 1998, is incorporated by reference herein.

         (b) With respect to the conversion of its Series B 8% Convertible Preferred Stock ("Preferred Shares") described in subparagraph (a) above, the Registrant authorized the issuance of shares of its common stock as follows:

                 On March 30, 1998, a Holder converted 1,500 Preferred Shares, at the conversion rate of $0.577 per share and was issued 25,997 Conversion Shares and 553 Dividend Shares, respectively.

                 On March 31, 1998, a Holder converted 1,000 Preferred Shares, at the conversion rate of $0.574 per share and was issued 17,422 Conversion Shares and 374 Dividend Shares, respectively.

                 On April 1, 1998, a Holder converted 1,000 Preferred Shares, at the conversion rate of $0.568 per share and was issued 17,606 Conversion Shares and 382 Dividend Shares, respectively.

                 On April 1, 1998, Holder converted 12,000 Preferred Shares, at the conversion rate of $0.5160 per share and was issued 232,558 Conversion Shares and 5,352 Dividend Shares, respectively.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHADMOORE WIRELESS GROUP, INC.



                                        By:  /s/ Robert W. Moore
                                           -----------------------------------
                                           Robert W. Moore, President

Date: April 14, 1998